Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2023, relating to the consolidated financial statements of Goodness Growth Holdings, Inc., which are part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Davidson & Company LLP

Vancouver, Canada	Chartered Professional Accountants

August 4, 2023